EXHIBIT (Y)(I)

                                   [GRAPHIC]
                           REZNICK FEDDER & SILVERMAN
           Certified Public Accountants o A Professional Corporation

      4520 East West Highway o Suite 300 o Bethesda, Maryland 20814-3319 o Phone
(301) 682-9100 o Fax (301) 652-1846


                         CONSENT OF INDEPENDENT AUDITORS



To the Board of Trustees of
Ameritor Security Trust


We consent to the inclusion in Post-Effective Amendment No. 16 to the Registration Statement under the Securities Act of 1933 and Amendment No. 22 to the Registration Statement under the Investment Company Act of 1940 of Ameritor Security Trust, (the "Fund") on Form N-1A (File Number 811-18) of our report dated August 6, 1999, on our audit of the financial statements and financial highlights of the Fund, which report is included in the Annual Report to Shareholders as of June 30, 1999. We also consent to the reference to our firm in the Condensed Financial Information of the Fund.


                                                  /s/ Reznick Fedder & Silverman
                                                  ------------------------------
                                                      Reznick Fedder & Silverman




Bethesda, Maryland
November 11, 1999







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
Two Hopkins Plaza              212 S. Tryon Street             74 S. Atlantic Avenue           5607 Glenridge Drive
   Suite 2100                       Suite 1180                       Suite 800                      Suite 500
Baltimore, MD 21201-2911       Charlotte, NC 28281-8100        Boston, MA 02111-2735           Atlanta, GA 30342-1376
  Phone (410) 723-4900           Phone (704) 332-9100            Phone (617) 433-5855            Phone (404) 847-9447
    Fax (410) 727-0460             Fax (704) 332-6444              Fax (617) 423-6631              Fax (404) 847-9295
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